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  [LOGO APPEARS HERE]
  Sight Resource Corp.                                   INTER-OFFICE MEMORANDUM

  Date:  July 27, 1998

  To:    Bill McLendon

  From:  Bill Sullivan

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Outlined below are the terms that we have agreed upon with regard to your ongoing employment role with Sight Resource Corporation.

Base Salary
-----------

Effective August 1, 1998, base salary will be $3,500 per pay period, ending February 25, 2000.

Bonus
-----

1998 - Determined by CEO and Compensation Committee
1999 - 0

Automobile
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Effective August 1, 1998, the company will pay $850 toward the lease of automobile ending 12/99. The company will pay phone, gas, and maintenance through 2/99 and taxes and insurance through 12/99. At 3/1/99, you will assume the phone, gas, and maintenance expenses through 12/99.

Health Benefits
---------------

Effective August 1, 1998, the company will pay $131 monthly toward health benefits until February 25, 2000. After that time and at your expense, you may continue to remain on the health plans under COBRA by paying the total cost. You will receive eyewear in accordance with our current (or future) policy.

Other
-----

I want your active involvement in the indoctrination of our new CFO. Effective August 1, 1998, you will also remain available, as requested, to work on projects, assignments, or other activities.
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Bill McLendon
Page 2


2. You will be excluded from the company's 40l (k) plan effective August 1, 1998. Current year-to-date contributions will remain in the plan, and the 1998 match, if any, will be in accordance with the policy.

3. The key man life insurance policy will be canceled effective 8/1/98. If you desire to convert this policy, the company will assist you.

4. Office space will be provided for you at the Washington Street store until April, 2000.

5. Reinforce the non-compete to expire February, 2001, which is one (1) year from February, 2000.

6.   Continue current indemnification and D & O insurance as appropriate.

7. Stock options to remain in place until June, 2000, ninety days after employment ceases or, if you remain a Director, ninety days after Directorship ends.

8. Effective August 1, 1998, any expenses being direct billed to the company (cell phone, credit card, gas card) will cease except for the auto phone (508-325-2807) which will be converted 3/1/99. Convert these to individual name.

9.   Business expenses will be reimbursed with advance approval.





                                 William G. McLendon_______________________